CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 to Registration No. 333-135428 on Form F-3, Amendment No. 4 to Registration Statement No. 333-132777 on Form F-3 and Amendment No. 4 to Registration Statement No. 333-13277 on Form F-3 of pSivida Limited of our report dated October 31, 2006 appearing in this Annual Report on Form 20-F of pSivida Limited for the year ended June 30, 2006.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Perth, Australia
December 8, 2006